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                                           EXHIBIT 5.1
       OPINION OF MUNGER, TOLLES & OLSON LLP REGARDING VALIDITY OF SECURITIES


                                  June 5, 2000

Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA  91302

Re: Registration Statement on Form S-3 (Registration Nos. 333-82583 and 333-82583-01)

Ladies and Gentlemen:

         We have acted as counsel to Countrywide Credit Industries, Inc., a Delaware corporation ("CCI"), and Countrywide Home Loans, Inc., a New York corporation ("CHL"), in connection with the Registration Statement on Form S-3 (Nos. 333-82583 and 333-82583-01) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale by CCI and CHL from time to time of up to $3,000,000,000 maximum aggregate initial offering price of (a) debt securities issued by CCI ("CCI Debt Securities"), (b) debt securities issued by CHL ("CHL Debt Securities" and, together with the CCI Debt Securities, the "Debt Securities") and guaranteed by CCI (the "Guarantee"), (c) shares of preferred stock, par value $.05 per share, of CCI (the "Preferred Stock"), (d) shares of Common Stock, par value $.05 per share, of CCI (the "Common Stock"), and (e) contracts to purchase shares of CCI Preferred Stock or Common Stock (the "Stock Purchase Contracts"). The Debt Securities, Guarantee, Preferred Stock, Common Stock and Stock Purchase Contracts are herein collectively referred to as the "Securities". Debt Securities, Preferred Stock and Stock Purchase Contracts may be convertible or exchangeable for Securities or other securities or rights. Senior Debt Securities issued by CHL and guaranteed by CCI (the "CHL Senior Debt Securities") will be issued under the Indenture, dated as of January 1, 1992, among CHL, CCI and The Bank of New York, as trustee (the "1992 Trustee"), as amended and supplemented by Supplemental Indenture No.1, dated as of June 15, 1995 (together, the "1992 Indenture"). The Debt Securities (other than the CHL Senior Debt Securities) and Stock Purchase Contracts will be issued under one or more indentures, each in the form to be filed as an exhibit to the Registration Statement by Form 8-K in connection with any future issuances thereunder (each an "Indenture"), between or among CCI and/or CHL and one or more trustees (each a "Trustee").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

         Based upon foregoing, we are of the opinion that:

         1. When CCI and the Trustee execute and deliver an Indenture and the specific terms of a particular CCI Debt Security have been duly authorized and established in accordance with such Indenture, and such CCI Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CCI Debt Security will constitute the valid and binding obligation of CCI, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         2. When the specific terms of CHL Senior Debt Securities have been duly authorized and established in accordance with the 1992 Indenture, and such CHL Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the 1992 Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CHL Senior Debt Securities will constitute the valid and binding obligations of CHL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         3. For CHL Debt Securities (other than CHL Senior Debt Securities), when CHL and the Trustee execute and deliver an Indenture and the specific terms of a particular CHL Debt Security have been duly authorized and established in accordance with such Indenture, and such CHL Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such CHL Debt Security will constitute the valid and binding obligation of CHL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         4. When the issuance of Common Stock has been duly authorized, the certificates for such Common Stock have been duly executed by CCI, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Common Stock (including any Common Stock duly issued upon the exchange or conversion of any Debt Security or Preferred Stock that is exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         5. When the issuance of Preferred Stock has been duly authorized, the Certificate of Designations establishing the terms of such Preferred Stock has been duly approved and executed by CCI and filed with the Secretary of State of the State of Delaware, the certificates for such Preferred Stock have been duly executed by CCI, countersigned by the transfer agent therefor and delivered to the purchasers thereof, against payment therefor in accordance with the applicable underwriting or other agreement, such Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         6. When CCI and a trustee execute and deliver an Indenture with respect to Stock Purchase Contracts and the specific terms of a particular Stock Purchase Contract have been duly authorized and established in accordance with such Indenture, and such Stock Purchase Contract has been duly authorized, executed, countersigned, issued and delivered in accordance with such Indenture, against payment therefor in accordance with the applicable underwriting or other agreement, such Stock Purchase Contract will constitute the valid and binding obligation of CCI, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         7. When CCI executes and delivers its Guarantee with respect to the obligations of CHL under any CHL Debt Security, such Guarantee will constitute the valid and binding obligation of CCI, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in accordance with Delaware law in the case of CCI and in accordance with New York law in the case of CHL, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (c) the applicable Indenture, if any, shall have been duly authorized, executed and delivered by CCI or CHL, as applicable, in accordance with applicable law and the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (d) the 1992 Indenture has been duly authorized, executed and delivered by the 1992 Trustee and constitutes the legal, valid and binding obligation of the 1992 Trustee, enforceable against the 1992 Trustee in accordance with its terms; (e) the applicable Certificate of Designations, if any, shall have been duly approved and executed by CCI in accordance with applicable law and filed with the Secretary of State of the State of Delaware in accordance with Delaware law;
(f) the applicable Guarantee, if any, shall have been duly authorized, executed and delivered by CCI in accordance with applicable law; and (g) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by CCI or CHL, as the case may be, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon CCI or CHL, as the case may be, or any restriction imposed by any court or governmental body having jurisdiction over CCI or CHL, as the case may be.

         We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the General
Corporation Law of the State of Delaware and the federal laws of the United States of America. With respect to the Indentures, the Debt Securities, the Guarantee and the Stock Purchase Contracts, which are stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of California with respect to the legal, valid and binding nature of the 1992 Indenture, the Indentures, the Debt Securities, the Guarantee and the Stock Purchase Contracts.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                  ..........................         Very truly yours,

            ..........................         /s/ MUNGER, TOLLES & OLSON LLP

               ..........................         MUNGER, TOLLES & OLSON LLP